Exhibit 99.1

SunPower Announces $50 Million Draw on Previously Announced Second Lien Term Loan to Further Business Operations as Company Executes Business Plan

RICHMOND, Calif., June 3, 2024 -- Today, SunPower (NASDAQ: SPWR) announced it has drawn upon the $50 million second tranche of the $175 million second lien term loan from Sol Holding, LLC (“Sol Holding”) that it announced in February 2024. Sol Holding, which is owned jointly by affiliates of TotalEnergies SE and Global Infrastructure Partners, is the majority owner of SunPower’s common stock.

“Today’s announcement demonstrates the continued support of our majority shareholders in the long-term value proposition of residential solar and SunPower’s commitment to operating a financially sound business,” said Tom Werner, Principal Executive Officer at SunPower. “In addition to this funding, in recent months, we have worked to reduce overall costs and increase the proportion of our costs that vary with changes in volume as we aim to build a more resilient business that can deliver consistent positive free cash flow in the future.”

As a result of drawing upon the second tranche under the second lien term loan, SunPower agreed to issue warrants to Sol Holding to purchase up to approximately 33.4 million shares of common stock at an exercise price of $0.01 per share. SunPower also continues to work diligently to finalize its restated 2022 10-K, its 2023 10-K, and its first quarter 2024 10-Q filings.

About SunPower
SunPower is the highest-rated solar company in the U.S.† providing customized, high-quality, renewable home energy solutions to meet the unique needs of each family. Since 1985, SunPower has changed the way our world is powered by helping homeowners generate, store, and manage their own sustainable energy. Today, SunPower furthers its mission by helping more Americans gain energy independence through a curated selection of affordable products and flexible financing options. With its high product quality and reliability standards, it's easy to see why homeowners trust SunPower. For more information visit www.sunpower.com

Forward Looking Statements
This release includes information that constitutes forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements for purposes of the U.S. federal and state securities laws. Forward-looking statements often address expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will" or the negative thereof or other variations thereof or comparable terminology. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to comply with debt covenants; the Company's ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company's other filings with the SEC. The Company cautions you that the list of important factors included in the Company's filings with the SEC may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information: CONTACTS: Investors: Mike Weinstein, 510-260-8585, Mike.Weinstein@sunpowercorp.com; Media: Sarah Spitz, 512-953-4401 X 11929, Sarah.Spitz@sunpowercorp.com

† Based on public solar providers in the U.S. Includes averages of BBB, Yelp, Consumer Affairs, BestCompany, Google, SolarReviews and EnergySage review scores as of 3/31/24